EXECUTION VERSION

SECURITY AGREEMENT

Dated as of November 29, 2010

among

PALM HARBOR HOMES, INC.,
AND
THE OTHER GRANTORS NAMED HEREIN,

each as a Grantor

and, collectively,
as the Grantors

and

FLEETWOOD HOMES, INC.

as Secured Party

TABLE OF CONTENTS
(continued)

-ii-

SCHEDULE I-A	Grantors
SCHEDULE I-B	Initial Limited Pledgors
SCHEDULE I-C	Initial Pledged Entities
SCHEDULE II	Commercial Tort Claims
SCHEDULE III	Jurisdiction of Organization; Chief Executive Offices
SCHEDULE IV	Location of Books and Records
SCHEDULE V	Control Agreements
SCHEDULE VI	Pledged Collateral
SCHEDULE VII	Intellectual Property

iii

This SECURITY AGREEMENT (this “Agreement”) is made as of November 29, 2010 by and among Palm Harbor Homes, Inc., a Florida corporation (as referred to herein, the “PHH”) and each of the direct and indirect Subsidiaries of PHH set forth on Schedule I-A hereto (PHH or any such Subsidiary individually being a “Grantor” and collectively being the “Grantors”) in favor of Fleetwood Homes, Inc., a Delaware corporation (the “Secured Party”).

WITNESSETH

WHEREAS, on November 29, 2010 (the “Petition Date”), the Grantors each filed a voluntary petition for relief under title 11 of chapter 11 of the United States Code, 11 U.S.C. §§ 101, et. seq. (as amended, the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, from and after the Petition Date, the Grantors continue to operate their respective businesses as debtors and debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, each of the Grantors has an immediate need for funds to continue to operate its respective businesses and the Grantors have not been able to obtain sufficient credit or to incur sufficient debt from any other source sufficient to continue their business operations; and

WHEREAS, pursuant to the Debtor-in-Possession Revolving Credit Agreement dated as of the date hereof (as the same may be modified from time to time, the “Credit Agreement”) among each of the Grantors and the Secured Party, the Secured Party has agreed to provide certain financial accommodations to the Grantors upon the terms and subject to the conditions set forth therein; and

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the financial accommodations provided by the Secured Party under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Secured Party to provide such financial accommodations under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Secured Party; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Definitions.

“Additional Pledged Equity Interests” means any and all interest in (a) any and all additional interests in any Person owned by any Grantor that is a Pledged Subsidiary hereafter acquired by such Grantor, including any Additional Pledged Equity Interests in any such Pledged Subsidiary, any and all of Grantor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of Grantor’s rights to and interests in any proceeds and distributions under or pursuant to any Pledged Collateral Agreements of or with respect to such Pledged Subsidiary or otherwise, including (i) warrants, options or other rights entitling such Grantor to acquire any interest in capital stock or other Equity Interests in such Pledged Subsidiary, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Equity Interests of such Pledged Subsidiary or such additional capital stock or other equity securities or other interests in such Pledged Subsidiary, (iii) all rights of such Grantor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to any Pledged Collateral Agreement or otherwise, (iv) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Equity Interests in such Pledged Subsidiary, (v) all claims of such Grantor for damages arising out of or for breach of or default or misrepresentation under any Pledged Collateral Agreement or any documents, instruments or opinions delivered pursuant thereto, (vi) any right of Grantor to terminate any Pledged Collateral Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (vii) all rights of such Grantor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of such Pledged Subsidiary, and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and Support Obligations of or with respect to the Pledged Equity Interests in such Pledged Subsidiary and any such Additional Pledged Equity Interests, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Grantor.

“Agreement” means this Security Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 2.01(b).

“Control Agreements” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Secured Party, among the Secured Party, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Grantor maintaining such account, effective to grant “control” (as defined in the applicable UCC) over such account to the Secured Party.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Limited Pledgors” means each of the entities set forth on Schedule I-B, in its capacity as a Grantor.

“Pledged Certificated Equity Interests” means all certificated securities and any other Equity Interests or Equivalent Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Equity Interests and Equivalent Equity Interests listed on Schedule VI.

“Pledged Collateral” means, collectively, the Pledged Equity Interests and the Pledged Debt Instruments.

“Pledged Collateral Agreement” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any indebtedness for borrowed money owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all indebtedness described on Schedule VI, issued by the obligors named therein.

“Pledged Entity” means each entity set forth on Schedule I-C hereto and each entity listed as a Subsidiary on a Pledge Amendment (as defined in Section 8.05).

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Equity Interests or Pledged Debt Instruments.

“Pledged Equity Interests” means all Additional Pledged Equity Interests, all Pledged Certificated Equity Interests and all Pledged Uncertificated Equity Interests.

“Pledged Subsidiary” means each Subsidiary of a Grantor, the Equity Interests in which is required to be pledged hereunder, including each Subsidiary of a Grantor listed on Schedule VI.

“Pledged Uncertificated Equity Interests” means any Equity Interest or Equivalent Equity Interest of any Person that is not Pledged Certificated Equity Interest, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Equity Interests or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any certificate or articles of incorporation, bylaws or other organizational document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule VI, to the extent such interests are not certificated.

“Secured Obligations” has the meaning set forth in Section 2.02.

“Secured Party” has the meaning set forth in the Preamble.

Section 1.02          Certain Terms.

(a)           The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC:  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security” and “tangible chattel paper”.

(b)           Initially capitalized terms used herein without definition are used as defined in the Credit Agreement including, “Business Day”, “Capital Lease”, “Closing Date”, “Collections”, “Computer Software”, “Contractual Obligation”, “Control Account”, “Copyrights”, “Credit Document”, “Default”, “Event of Default”, “Governmental Body”, “Intellectual Property”, “Knowledge”, “Law”, “Lien”, “Marks”, “Note”, “Obligations”, “Patents”, “Permits”, “Person”, “Permitted Lien”, “Subsidiary”, “Textron Agent”, “Textron Facility”, “Textron Lenders”, “Support Obligations”, “UCC” and “Weekly Budget”.

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01          Collateral.

(a)           For the purposes of this Agreement, all assets (other than the Equity Interests of and in Countryplace Acceptance Corporation) of any Grantor (other than a Limited Pledgor), whether presently existing or owned or hereafter arising or acquired, of any kind or nature and wherever located, in which a Grantor (other than a Limited Pledgor) now has or at any time in the future may acquire any right, title or interests, including all of the following property, is collectively referred to as the “All Assets Collateral”:

(i)           all accounts, chattel paper (including electronic chattel paper), deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any Support Obligations related thereto;

(ii)          the commercial tort claims described on Schedule II and on any supplement thereto received by the Secured Party pursuant to Section 4.08;

(iii)         all property of such Grantor held by the Secured Party, including all property of every description, in the custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(iv)         all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located;

(v)          all books, records and other documentation pertaining to the other property described in this Section 2.01; and

(vi)         to the extent not otherwise included, all proceeds of the foregoing;

(b)           For the purposes of this Agreement, all of the following property, whether presently existing or owned or hereafter arising or acquired and wherever located, by a Limited Pledgor, or in which a Limited Pledgor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Limited Collateral” and, together with the All Assets Collateral, the “Collateral”:

(i)           all Pledged Equity Interests in each Pledged Entity;

(ii)          all rights, interests and claims with respect to the Pledged Equity Interests in each Pledged Entity, including under any and all Pledged Collateral Agreement with respect to such Pledged Entity;

(iii)         all books, records and other documentation pertaining to the other property described in this Section 2.01(b);

(iv)         to the extent not otherwise included, all proceeds of the foregoing;

Section 2.02          Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into the Credit Documents, each Grantor hereby, jointly and severally, represents and warrants to the Secured Party on the date hereof and on each date that a Weekly Budget is delivered pursuant to the Credit Agreement, that:

Section 3.01          Title; No Other Liens.  Except for Permitted Liens (other than those not permitted to exist on any Collateral), such Grantor has good and marketable title to all properties and assets, tangible and intangible, owned by it, and each Grantor has rights in and power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than the Liens created and permitted in favor of the Secured Party by the Credit Documents and the Permitted Liens.  No Grantor is in possession of any equipment or other tangible asset that is owned by another Person.  None of the assets of any Grantor is in the possession or under the control of any other Person.

Section 3.02          Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Secured Party in all Collateral.  Such security interest is prior to all other Liens on the Collateral (except for Permitted Liens).  Except as set forth in this Section 3.02, all actions by such Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.  No authorization, approval or consent is required to obtained from any Governmental Body or other Person for the grant of the security interest herein, the perfection thereof or the exercise by the Secured Party of its rights and remedies hereunder (other than the exercise by the Secured Party of any rights or remedies with respect to the Initial Limited Pledgors and Subsidiaries which would result in a change of control requiring prior insurance regulatory approval from applicable insurance regulatory agencies having jurisdiction over such Initial Limited Pledgors and Subsidiaries).

Section 3.03          Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule III and such Schedule III also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.04           Locations of Books and Records.  On the date hereof, such Grantor’s books and records concerning the Collateral are kept at the locations listed on Schedule IV.

Section 3.05           Pledged Collateral.

(a)           The Pledged Equity Interests pledged by such Grantor hereunder (i) is listed on Schedule VI and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule VI, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Equity Interests in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)           As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Equity Interests) and all Pledged Investment Property constituting Collateral consisting of instruments and certificates has been delivered to the Secured Party in accordance with Section 4.03(a).

(c)           Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Equity Interests constituting Collateral, and a transferee or assignee of such Pledged Equity Interests shall become a holder of such Pledged Equity Interests to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Equity Interests and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Equity Interests; provided that Lender shall not exercise this remedy with respect to the Initial Limited Pledgors and their direct Subsidiaries to the extent (and only for so long as) the exercise of the remedy granted in this Section 3.05(c) would require insurance regulatory approval from any applicable insurance regulatory agency having jurisdiction over such Initial Limited Pledgor or Subsidiary; provided further that the Secured Party shall be entitled to pursue all such regulatory approvals including, by using the powers granted it in Section 7.01.

(d)           Except as set forth in Schedule VI and any certificate or articles of incorporation, bylaws or other organizational document of any Grantor, there are no (i) Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral and (ii) restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party.  Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms.  To the best Knowledge of such Grantor, there exists no material violation or material default under any Pledged Collateral Agreement by such Grantor or the other parties thereto.  Such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

(e)           No control agreements exist with respect to any Collateral other than Control Agreement in favor of the Secured Party and Control Agreements in favor of the Textron Agent and the Textron Lenders in connection with the Textron Facility.

Section 3.06          Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to such Grantor under or in connection with any account constituting Collateral is evidenced by any instrument or tangible chattel paper that has not been delivered to the Secured Party, properly endorsed for transfer, to the extent delivery is required by Section 4.05(a).

Section 3.07          Intellectual Property.

(a)           Schedule VII sets forth a true and complete list of the following Intellectual Property constituting Collateral such Grantor owns, licenses or otherwise has the right to use:  (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet domain names and (iii) Intellectual Property and material Computer Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any licenses and sublicenses held by any Grantor as licensee pertaining to Intellectual Property of any other Person or other rights (including franchises) granted by the Grantor with respect thereto.

(b)           On the Closing Date, all Intellectual Property constituting Collateral owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property constituting Collateral has been abandoned.  No breach or default of any material license or sublicense held by any Grantor as licensee pertaining to Intellectual Property of any other Person or other right (including franchises) constituting Collateral shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property constituting Collateral:  (i) the consummation of the transactions contemplated by any Credit Document or (ii) any holding, decision, judgment or order rendered by any Governmental Body.  There are no pending (or, to the Knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Intellectual Property constituting Collateral of such Grantor.  To such Grantor’s Knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property constituting Collateral of such Grantor.  Such Grantor, and to such Grantor’s Knowledge each other party thereto, is not in material breach or default of any material license or sublicense held by any Grantor as licensee pertaining to Intellectual Property of any other Person or other right (including franchises) constituting Collateral.

Section 3.08          Commercial Tort Claims.  The only commercial tort claims of the Grantors existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule II.

Section 3.09          Specific Collateral.  None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.10          Enforcement.  No Permit, notice to or filing with any Governmental Body or any other Person or any consent from any Person is required for the exercise by the Secured Party of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 3.11          Representations and Warranties of the Credit Agreement.  The representations and warranties made by each Grantor in ARTICLE IV of the Credit Agreement (all of which are hereby incorporated herein by reference) are true and correct on each of the dates as required by the Credit Agreement.

ARTICLE IV
COVENANTS

Each Grantor agrees with the Secured Party to the following, as long as any Secured Obligation remains outstanding:

Section 4.01          Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)           Generally.  Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Credit Document, any Related Document, any requirement of law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Secured Party to dispose of any Collateral if such restriction would have a Material Adverse Effect.

(b)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 and shall defend such security interest and such priority against the claims and demands of all Persons (other than holders of Permitted Liens).

(c)           Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance satisfactory to the Secured Party.

(d)           At any time and from time to time, upon the written request of the Secured Party, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar requirements of law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Secured Party may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of any Contractual Obligation, including any license or sublicense held by any Grantor as licensee pertaining to Intellectual Property of any other Person or other right (including franchises), held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e)           No Grantor shall, without the prior written consent of the Secured Party, take any action or cause any party to take any action to terminate, amend or otherwise modify any financing statement, or other security filing.

Section 4.02          Changes in Locations, Name, Etc.  Except upon 30 days’ prior written notice to the Secured Party and delivery to the Secured Party of all documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:

(i)           change its jurisdiction of organization or its location, in each case from that referred to in Section 3.03; or

(ii)           change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.03          Pledged Collateral.

(a)           Delivery of Pledged Collateral.  Such Grantor shall (i) deliver to the Secured Party, in suitable form for transfer and in form and substance satisfactory to the Secured Party, (A) all Pledged Certificated Equity Interests constituting Collateral of such Grantor, (B) all Pledged Debt Instruments constituting Collateral of such Grantor (other than intercompany Pledged Debt Instruments by a Grantor to another Grantor) and (C) all certificates and instruments evidencing Pledged Investment Property constituting Collateral of such Grantor and (ii) maintain all other Pledged Investment Property constituting Collateral of such Grantor in a securities account that is the subject of an effective Control Agreement maintained with a securities intermediary approved by the Secured Party.

(b)           Event of Default.  During the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property constituting Collateral of such Grantor.

(c)           Exchange and Issuance of Certificates.  The Secured Party shall have the right, at any time in its discretion and without notice to the Grantor, to exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property constituting Collateral for certificates or instruments of smaller or larger denominations.  Upon the request of the Secured Party, such Grantor shall cause certificates to be issued in respect of any Pledged Uncertificated Equity Interests constituting Collateral.

(d)           Cash Distributions with respect to Pledged Collateral.  As provided in ARTICLE V, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(e)           Voting Rights.  Except as provided in ARTICLE V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Credit Document.

(f)           Certification of Pledged Equity Interests.

(i)           Such Grantor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder.

(ii)          If requested by Lender, such Grantor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”) to provide specifically at all times that: (A) the Partnership and LLC Collateral shall be securities and shall be governed by Article 8 of the applicable UCC; (B) each certificate of membership or partnership representing the Partnership and LLC Collateral shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable UCC; and (C) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law.

(iii)         Such Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents, or otherwise cast any vote or grant or give any consent, waiver or ratification in respect of the Pledged Collateral, in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of the Secured Party’s security interest therein.

Section 4.04          Accounts.  Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account constituting Collateral, (ii) compromise or settle any such account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such account, (iv) allow any credit or discount on any such account or (v) amend, supplement or modify any such account in any manner that could adversely affect the value thereof.

Section 4.05          Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a)           If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.03(a) and in the possession of the Secured Party, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Fleetwood Homes, Inc., as Lender” and, at the request of the Secured Party, shall immediately deliver such instrument or tangible chattel paper to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party.

(b)           Such Grantor shall not grant “control” (within the meaning of such term under Article 47-9106 of the UCC) over any investment property constituting Collateral to any Person.

(c)           If such Grantor is or becomes the beneficiary of a letter of credit constituting Collateral that is not a Support Obligation of any Collateral, such Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Secured Party thereof and enter into a Contractual Obligation with the Secured Party, the issuer of such letter of credit or any nominated Person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign such letter-of-credit rights to the Secured Party and such assignment shall be sufficient to grant control for the purposes of section 47-9107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Control Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Secured Party.

(d)           If any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Secured Party control of all such electronic chattel paper for the purposes of section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.06          Intellectual Property.

(a)           Within 60 days after any change to Schedule VI for such Grantor, such Grantor shall provide the Secured Party notification thereof and the short-form intellectual property agreements and assignments and other documents that the Secured Party reasonably requests with respect thereto.

(b)           Such Grantor shall (and shall cause all its licensees to) (i) (A) continue to use each Mark included in the Intellectual Property constituting Collateral in order to maintain such Mark in full force and effect with respect to each class of goods for which such Mark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Mark as are currently maintained, (C) use such Mark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (D) not adopt or use any other Mark that is confusingly similar or a colorable imitation of such Mark unless the Secured Party shall obtain a perfected security interest in such other Mark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (A) such Mark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any material way, (B) any material Patent included in the Intellectual Property constituting Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the material Copyrights included in the Intellectual Property constituting Collateral may become invalidated, otherwise impaired or fall into the public domain or (D) any trade secret that is material Intellectual Property constituting Collateral may become publicly available or otherwise unprotectable.

(c)           Such Grantor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property constituting Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property constituting Collateral (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Such Grantor shall take all actions that are necessary or reasonably requested by the Secured Party to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property constituting Collateral.

(d)           In the event that any Intellectual Property of such Grantor constituting Collateral is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)           Each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Secured Party to ensure any Internet domain name constituting Collateral is registered.

Section 4.07          Notices.  Such Grantor shall promptly notify the Secured Party in writing and with reasonable detail of its acquisition of any interest hereafter in property constituting Collateral that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.  Such Grantor agrees to notify the Secured Party of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Credit Document.

Section 4.08          Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence) constituting Collateral, (i) such Grantor shall, immediately upon such acquisition, deliver to the Secured Party, in each case in form and substance satisfactory to the Secured Party, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule II containing a specific description of such commercial tort claim, (ii) Section 2.01(a) shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Secured Party, in each case in form and substance satisfactory to the Secured Party, any document, and take all other action, deemed by the Secured Party to be reasonably necessary or appropriate for the Secured Party to obtain a perfected security interest having at least the priority set forth in Section 3.02 in all such commercial tort claims.  Any supplement to Schedule II delivered pursuant to this Section 4.08 shall, after the receipt thereof by the Secured Party, become part of Schedule II for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.09          Compliance with Credit Agreement.  Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement (all of which are hereby incorporated herein by reference) and agrees to the same submission to jurisdiction as that agreed to by each Grantor in the Credit Agreement.

ARTICLE V
REMEDIAL PROVISIONS

Section 5.01          Code and Other Remedies.

(a)           UCC Remedies.  During the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)           Disposition of Collateral.  Without limiting the generality of the foregoing, the Secured Party may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Secured Party’s claim or action, (ii) take possession of, collect, receive, assemble, process, appropriate, remove and realize upon any Collateral, or any part thereof, and (iii) sell, lease, license, assign, dispose of, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable requirements of law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)           Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Secured Party’s request, it shall assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Secured Party also has the right to require that each Grantor store and keep any Collateral pending further action by the Secured Party and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Secured Party is able to dispose of any Collateral, the Secured Party shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Secured Party and (iv) the Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Secured Party shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Secured Party.

(d)           Application of Proceeds.  The Secured Party shall apply the cash proceeds of any action taken by it pursuant to this Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Secured Party of any other amount required by any requirement of law, need the Secured Party account for the surplus, if any, to any Grantor.

(e)           Direct Obligation.  The Secured Party shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Secured Party under any Credit Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any requirement of law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

(f)           Commercially Reasonable.  To the extent that applicable requirements of law impose duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party to do any of the following:

(i)           fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Secured Party to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)          fail to obtain Permits, or other consents, for access to any Collateral to dispose of or for the collection or disposition of any Collateral, or, if not required by other requirements of law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)         fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)         advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)          exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Secured Party, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)         dispose of assets in wholesale rather than retail markets;

(vii)        disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)       purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of any Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.01 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.01.  Without limitation upon the foregoing, nothing contained in this Section 5.01 shall be construed to grant any rights to any Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable requirements of law in the absence of this Section 5.01.

(g)           License.  For the purpose of enabling the Secured Party to exercise rights and remedies under this Section 5.01 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, dispose of or grant options to purchase any Collateral) at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Computer Software and programs used for the compilation or printout thereof.

Section 5.02          Control Account and Collections.

(a)           From and after the Closing Date, each Grantor shall cause all Collections and any other payments in respect of the Collateral to be remitted to the Control Account in accordance with the requirements of the Credit Agreement.  Until so remitted, such funds shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor.  All proceeds being held by the Secured Party in a Control Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until released as provided in the Credit Agreement.  Each Grantor hereby authorizes Secured Party to collect all payments, checks, drafts and other instruments addressed to such Borrower and to withdraw and hold in reserve or release such funds pursuant to the terms of the Credit Agreement and, during the occurrence and continuance of an Event of Default, to apply such funds against the Secured Obligations.  Each Grantor acknowledges and agrees that the Secured Party shall have sole and exclusive control of the Control Account until the Secured Obligations have been paid in full.

(b)           Each Grantor shall, upon the Secured Party’s request, deliver to the Secured Party all original and other documents evidencing, and relating to, the Contractual Obligations constituting Collateral and transactions that gave rise to any account constituting Collateral or any payment in respect of general intangibles constituting Collateral, including all original orders, invoices and shipping receipts and notify account debtors that such accounts or general intangibles have been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(c)           The Secured Party may, without notice, at any time, in its own name or in the name of others, communicate with account debtors or and any other payors in respect of general intangibles constituting Collateral or obligors with respect thereto to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any such Collateral or direct such account debtors or obligors to make all payments directly to the Secured Party or as the Secured Party shall direct.  Upon request of the Secured Party, Grantors shall provide to the Secured Party signed, undated notices, on such Grantor’s letterhead, notifying account debtors or obligors of the Grantors that all future payments shall be made to the Control Account and such account debtors and obligors shall no longer to make payment to such Grantor, but to make payment directly to the Secured Party or as the Secured Party shall direct.

(d)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  The Secured Party shall not have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Credit Document or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.03          Pledged Collateral.

(a)           Voting Rights.  During the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, the Secured Party or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of such Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any such Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Equity Interests constituting Collateral, the right to deposit and deliver any such Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           Proxies.  During the occurrence and continuance of an Event of Default, in order to permit the Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby revokes all previous proxies with respect to the Pledged Collateral and grants to the Secured Party an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)           Authorization of Grantors.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to such Pledged Collateral directly to the Secured Party.

(d)           Liability. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Pledged Collateral Agreement and any other contracts, agreements and other documents to which it is a party included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any such Pledged Collateral Agreement or other contracts, agreements and other documents, and (iii) the Secured Party shall not have any obligation or liability under any such Pledged Collateral Agreements or other contracts, agreements and other documents by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any Pledged Collateral Agreements or other such contract, agreement or other document.

Section 5.04         Registration Rights.

(a)           If, in the opinion of the Secured Party, it is necessary or advisable to dispose of any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Secured Party, necessary or advisable to register such Pledged Collateral or that portion thereof to be disposed of under the provisions of the Securities Act, all as directed by the Secured Party in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Secured Party shall designate.

(b)           Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Secured Party shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.04 valid and binding and in compliance with all applicable requirements of law.  Each Grantor further agrees that a breach of any covenant contained in this Section 5.04 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.04 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 5.05        Deficiency.  The Grantors, jointly and severally, shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Secured Party to collect such deficiency.

ARTICLE VI
SUBORDINATION

Section 6.01         Subordination.  Each Grantor agrees that all payments on account of any indebtedness for borrowed money owing to such Grantor by any other Grantor (“Intercompany Debt”) shall be subject, subordinate and junior, in right of payment and exercise of remedies, to the indefeasible payment and satisfaction in full of all Secured Obligations, and all Liens (if any) now or hereafter existing in favor of any Grantor in respect of any Collateral shall be subject, subordinate and junior in all respects and at all times to the Liens now or hereafter existing of the Secured Party therein.  The Secured Party shall be deemed to have acquired the Secured Obligations in reliance upon this ARTICLE VI.

Section 6.02         Restrictions on Payment and Transfer.  Each Grantor agrees (i) not to collect, or to receive payment upon, by setoff or in any other manner, all or any portion of the Intercompany Debt owing to it, except as expressly permitted by the Credit Documents, and (ii) not to sell, assign, transfer, pledge, or grant a Lien on any such Intercompany Debt.

ARTICLE VII
THE ADMINISTRATIVE SECURED PARTY

Section 7.01         The Secured Party’s Appointment as Attorney-in-Fact.  (a) Each Grantor hereby irrevocably constitutes and appoints the Secured Party and its officers, directors, employees, representatives and agents, with full power of substitution, during the occurrence and continuance of an Event of Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Credit Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Credit Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party and its officers, directors, employees, representatives and agents the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)           in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any such moneys due under any account or general intangible constituting Collateral or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property constituting Collateral owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Secured Party may request to evidence, effect, publicize or record the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)         execute, in connection with any sale provided for in Sections Section 5.01 or Section 5.04, any document to effect or otherwise necessary or appropriate in relation to evidence the disposition of any Collateral; or

(v)          (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate, (G) assign any Intellectual Property constituting Collateral owned by the Grantors or any license or sublicense held by any Grantor as licensee pertaining to Intellectual Property of any other Person or other right (including franchises)  constituting Collateral of the Grantors throughout the world on such terms and conditions and in such manner as the Secured Party shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, dispose of, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes and do, at the Secured Party’s option, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon any Collateral and the Secured Party’s security interests therein and to effect the intent of the Credit Documents, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c)           The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate set forth in Section 2.09 of the Credit Agreement, from the date of payment by the Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand. None of the Secured Party, its respective affiliates, officers, directors, employees, agents or representatives shall be responsible to any Grantor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor for any punitive, exemplary, indirect or consequential damages.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.01.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02         Authorization to File Financing Statements.  Each Grantor authorizes the Secured Party and its officers, directors, employees, representatives and agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement, and such financing statements and amendments may described the Collateral covered thereby (other than the Limited Collateral, which description will be specifically drafted) as “all assets of the debtor”.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Grantor also hereby ratifies its authorization for the Secured Party to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

ARTICLE VIII
MISCELLANEOUS

Section 8.01         Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets.  Moreover, each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (ii) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.02         Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations.  If any Secured Obligation is not paid when due, or upon any Event of Default, the Secured Party may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

Section 8.03         No Waiver by Course of Conduct.  The Secured Party shall not by any act (except by a written instrument executed by it), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion.

Section 8.04         Amendments in Writing.  No amendment or waiver of any provision of this Agreement and no consent to any departure by any party thereto shall be effective unless the same shall be in writing and signed (i) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Party or extending an existing Lien over additional property, by the Secured Party and the Grantors or (ii) in the case of any other waiver or consent.

Section 8.05         Additional Grantors; Additional Pledged Collateral.

(a)           Joinder Agreements.  If, after the date hereof, any of the Grantors create or otherwise acquire any Subsidiary, such Grantor shall promptly cause such Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Secured Party a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)           Pledge Amendments.  To the extent any Grantor or Limited Pledgor acquires any Pledged Collateral comprising a direct or indirect interest in any Equity Interests, such Grantor or Limited Pledgor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”) with respect to such Pledged Collateral.  Each Grantor and Limited Pledgor authorizes the Secured Party to attach each Pledge Amendment to this Agreement.

Section 8.06         Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, (b) on the day of delivery if delivered by facsimile upon confirmation of receipt (provided that if delivery is completed after the close of business, then the next Business Day), (c) on the first Business Day following the date of dispatch if delivered using a next-day service by a nationally recognized express courier service, or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 8.06 by the party to receive such notice:

if to the Grantors:

c/o Palm Harbor Homes, Inc.
15303 Dallas Parkway, Suite 800
Addison, Texas  75001-4600
Attention:  Larry H. Keener, Chairman, President & CEO
Facsimile:  (972) 764-9020

with a copy (which does not constitute notice) to:

Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
Attention:  Gina Betts
Facsimile:  (214) 756-8515

If to Secured Party:
Fleetwood Homes, Inc.
c/o Cavco Industries, Inc.
1001 North Central Avenue, Suite 800
Phoenix, Arizona  85004-1935
Attention:  James P. Glew, General Counsel
Facsimile:  (602) 256-6189

and

Robert F. Jordan
Third Avenue Management, LLC
622 Third Avenue
32nd Floor
New York, NY 10017
Facsimile:  (212) 735-0003

with a copy (which does not constitute notice) to:

Garth D. Stevens, Esq.
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85018
Facsimile:  (602) 382-6070

Section 8.07         Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that, except in connection with an assignment of the Credit Agreement by Grantors expressly permitted by the terms of the Credit Agreement, the Grantors may not assign or transfer any of its interests without prior written consent of the Secured Party.

Section 8.08         Cumulative Remedies, Etc.  No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Secured Party and the Grantors shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Secured Party would otherwise have.  No notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 8.09         Amendments, Waivers and Consents.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.10         Waiver.  Each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the other party contained herein, or (d) waive satisfaction of any condition to its obligations hereunder.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive.

Section 8.11         Governing Law. This Agreement and all claims with respect thereto shall be governed by and construed in accordance with the federal bankruptcy law, to the extent applicable, and, where state law is implicated, the laws of the State of Delaware without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

Section 8.12         Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

The parties hereto irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in the Bankruptcy Court).

Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

If any claim is brought by any party hereto to enforce its rights or another party’s obligations under this Agreement or any other agreement, document or instrument to be delivered by such party on the Closing Date in connection herewith, the substantially prevailing party in such claim shall be entitled to recover its reasonable attorneys’ fees and expenses and other costs incurred in such claim, in addition to any other relief to which it may be entitled.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.13         Interpretation; Headings.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.  All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively.  Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.”  All references herein to “Sections” shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  All references herein to “Schedules” and “Exhibits” shall mean the Schedules and Exhibits attached to this Agreement and forming a part hereof.  The Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.  The parties acknowledge and agree that (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.  Dates and times set forth in this Agreement for the performance of the parties’ respective obligations hereunder or for the exercise of their rights hereunder shall be strictly construed, time being of the essence of this Agreement.  If the date specified or computed under this Agreement for the performance, delivery, completion or observance of a covenant, agreement, obligation or notice by any party, or for the occurrence of any event provided for herein, is a day other than a Business Day, then the date for such performance, delivery, completion, observance or occurrence shall automatically be extended to the next Business Day following such date.

Section 8.14         Severability of Provisions.  If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.  If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

Section 8.15         Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

Palm Harbor Homes, Inc., a Florida corporation,
as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	President and Chief Executive Officer

Palm Harbor GenPar, LLC, a Nevada limited liability company, as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	President

Palm Harbor Mfg., L.P., a Texas limited partnership, as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	President

Palm Harbor Real Estate, LLC, a Texas limited liability company, as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	President of Sole Member

Nationwide Homes, Inc., a Delaware corporation, as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	Chairman

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Palm Harbor Albemarie, LLC, a Delaware corporation, as a Grantor

By:	/s/ Larry H. Keener
Name:	Larry H. Keener
Title:	President

ACKNOWLEDGED AND AGREED
as of the date first above written:

Fleetwood Homes, Inc., a Delaware
corporation, as Secured Party

By:	/s/ Joseph H. Stegmayer
Name:	Joseph H. Stegmayer
Title:	Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]